UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Closing of Restructure of MARBL Joint Venture

As reported in the Current Reports on Form 8-K filed by Albemarle Corporation (“Albemarle”) on February 27, 2023 (the “February Form 8-K”) and on July 27, 2023 (the “July Form 8-K”), Albemarle, Albemarle Wodgina Pty Ltd, a wholly-owned subsidiary of Albemarle (“AWPL”), Albemarle U.S., Inc., another wholly-owned subsidiary of Albemarle, Mineral Resources Limited (“MRL”), and Wodgina Lithium Pty Ltd, a wholly-owned subsidiary of MRL (“WLPL”), entered into certain agreements to restructure the existing unincorporated joint venture between AWPL and WLPL (the “MARBL Restructuring”). On October 18, 2023, Albemarle announced the closing of the MARBL Restructuring, after receiving the required regulatory approvals.

Termination of the Marketing Agreement, as described in the February Form 8-K and July Form 8-K, will occur upon AWPL completing the marketing and sale of certain lithium hydroxide and lithium carbonate products from the Wodgina Project existing as of the closing date of the MARBL Restructuring, reflecting an update to the period as described in the July Form 8-K. From closing, MRL and its affiliates no longer have any right to lithium hydroxide or other lithium products produced at the Kemerton Assets.

As described in the July Form 8-K, the consideration payable pursuant to the MARBL Restructuring is subject to certain adjustments to make AWPL’s and WLPL’s new ownership interests reflective of revenues and expenses of the Wodgina Project and Kemerton Assets effective from April 1, 2022. This will result in an estimated payment from Albemarle or one of its subsidiaries to WLPL of between approximately $380 million and $400 million, which includes post-closing adjustments and $180 million attributable to the 15% ownership interest in the two lithium hydroxide conversion trains in Kemerton, Western Australia acquired by AWPL from WLPL as part of the MARBL Restructuring.

In connection with the MARBL Restructuring, WLPL and an affiliate of Albemarle entered into a transitional tolling agreement, under which an affiliate of Albemarle will continue to arrange for conversion of up to 16,500 tonnes of spodumene concentrate per month from the Wodgina hard rock lithium mine project in Western Australia (the “Wodgina Project”) for WLPL until WLPL’s share of certain spodumene concentrate inventory existing as of the closing date is converted, reflecting an update to the terms as described in the July Form 8-K. This is expected to occur during the first half of 2024.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements concerning Albemarle’s and its subsidiaries’ expectations, anticipations, intentions, beliefs, or strategies regarding the future, which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of this Current Report and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated, often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “would,” “will” and variations of such words and similar expressions. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation those factors detailed in the reports Albemarle files with the SEC, including those described under “Risk Factors” in Albemarle’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the investor section of our website (investors.albemarle.com). These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date:	October 19, 2023	By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary